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                       THE CHARLES SCHWAB FAMILY OF FUNDS
                               SCHWAB INVESTMENTS,
                              SCHWAB CAPITAL TRUST,
                                        &
                            SCHWAB ANNUITY PORTFOLIOS

                       CERTIFICATE OF ASSISTANT SECRETARY

I, Alice L. Schulman, the duly elected Assistant Secretary of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust ("Schwab Capital"), and Schwab Annuity Portfolios ("Schwab Portfolios"), each a Massachusetts Business Trust (the "Trusts"), hereby certify that the following is a true and correct copy of a resolution adopted at a regular joint meeting of the Boards of Trustees on April 24, 2001 in accordance with the Bylaws of each Trust, and that said resolutions have not been rescinded or modified and are now in full force and effect:

            RESOLVED, that the proper officers of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios (each, a "Trust" and, collectively, the "Trusts"), be, and they hereby are, authorized and directed to file with the Securities and Exchange Commission, in the name of and on behalf of the Trusts, Post-Effective Amendments to the Registration Statements of the Trusts on Form N-1A ("Post-Effective Amendments") necessary to comply with the requirements of Section 8 of the Investment Company Act of 1940, as amended, and other applicable requirements, including the signing of such Post-Effective Amendments pursuant to powers of attorney on behalf of any officer of the Trusts.

IN WITNESS WHEREOF, I hereunto subscribe my name this 20th day of August 2001.

                              /s/ Alice L. Schulman
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                              Alice L. Schulman
                              Assistant Secretary